   As filed with the Securities and Exchange Commission on January 30, 2002

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            Navigant Consulting, Inc.
             (Exact name of Registrant as Specified in Its Charter)



                    Delaware                                 36-4094854
          (State or Other Jurisdiction                    (I.R.S. Employer
        of Incorporation or Organization)               Identification No.)

             615 North Wabash Avenue                           60611
                Chicago, Illinois                            (Zip Code)
    (Address of Principal Executive Offices)

        Navigant Consulting, Inc. 2001 Supplemental Equity Incentive Plan
                            (Full Title of the Plan)

                                Philip P. Steptoe
                  Vice President, General Counsel and Secretary
                            Navigant Consulting, Inc.
                             615 North Wabash Avenue
                             Chicago, Illinois 60611
                                 (312) 573-5600
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
  Title of Each Class of       Amount to be      Proposed Maximum       Proposed Maximum         Amount of
     Securities to be           Registered      Offering Price Per     Aggregate Offering     Registration Fee
        Registered                                     Unit                   Price
----------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par
     value per share        800,000 shares (1)     $ 5.42 (2)          $ 4,336,000 (2)            $ 398.91
----------------------------------------------------------------------------------------------------------------
 Preferred Stock Purchase
          Rights            800,000 rights (1)               (3)                    (3)                  (3)
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of common stock and preferred stock purchase rights stated above and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares of common stock and preferred stock purchase rights which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the shares of common stock on the New York Stock Exchange on January 28, 2002.

(3) The preferred stock purchase rights initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents heretofore filed (File Number 0-23876) with the Securities and Exchange Commission (the "Commission") by Navigant Consulting, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (c) The Company's Current Reports on Form 8-K dated January 16, 2001, March 23, 2001, November 21, 2001 and January 9, 2002;

         (d) The description of the Common Stock, $0.001 par value, of the Company (the "Common Stock") contained in the Registration Statement on Form 8-A filed by the Company with the Commission on September 16, 1996, including any amendments or reports filed for the purpose of updating such descriptions; and

         (e) The description of the Preferred Stock Purchase Rights of the Company associated with the Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on December 17, 1999, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not applicable. The Common Stock available for grant pursuant to the 2001 Supplemental Equity Incentive Plan will be treasury shares, which were previously reacquired by the Company. Neither officers nor members of the Board of Directors of the Company will receive awards under the 2001 Supplemental Equity Incentive Plan.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's certificate of incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except for liability for breach of their duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability for authorizing illegal dividends or redemptions, or liability for a transaction from which the director derived an improper personal benefit. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision.

         The DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which the officer or director actually and reasonably incurred.

         The Company's certificate of incorporation provides that it will indemnify its directors and officers (and any other employee or agent designated for indemnification by resolution of the board of directors) to the fullest extent permitted by the DGCL as described above. The certificate of incorporation also provides that the right to indemnification is a contract right and is not exclusive of any other right under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The certificate of incorporation also permits the Company to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her status as such, regardless of whether the certificate of incorporation permits indemnification.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

Exhibit
Number          Description of Exhibit
------          ----------------------

4.1 Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-9019) on July 26, 1996, is incorporated herein by reference.

4.2 Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company's Registration Statement on Form S-3 (the "S-3") (Registration No. 333-40489) on November 18, 1997, is incorporated herein by reference.

4.3 Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, is incorporated herein by reference.

4.4 Bylaws of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, are incorporated herein by reference.

4.5 Rights Agreement dated as of December 15, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to the Company's Current Report on Form 8-K dated December 15, 1999, is incorporated herein by reference.

4.6*             Navigant Consulting, Inc. 2001 Supplemental Equity Incentive
                 Plan.

23.1*            Consent of KPMG LLP Independent Accountants.

24.1* Power of Attorney (included in this Registration Statement under "signatures").

__________________________________

*        Filed herewith.


Item 9.  Undertakings
         ------------

         (a)   The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 30th day of January, 2002.

                                          Navigant Consulting, Inc.



                                          By:   /s/ William M. Goodyear
                                               ---------------------------------
                                               William M. Goodyear
                                               Chairman of the Board and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Goodyear and Benjamin W. Perks, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Navigant Consulting, Inc. to comply with the Securities Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Capacity                                     Date
---------                                  --------                                     ----
/s/ William M. Goodyear                    Director, Chairman of the Board and Chief    January 30, 2002
---------------------------------          Executive Officer (principal executive
William M. Goodyear                        officer)

/s/  Ben W. Perks                          Executive Vice President and Chief          January 30, 2002
----------------------------               Financial Officer (principal financial
Ben W. Perks                               officer and principal accounting officer)


/s/ Thomas A. Gildehaus                    Director                                    January 30, 2002
----------------------------
Thomas A. Gildehaus

/s/ Peter B. Pond                          Director                                    January 30, 2002
----------------------------
Peter B. Pond

/s/ Samuel S. Skinner                      Director                                    January 30, 2002
----------------------------
Samuel S. Skinner

/s/ Carl S. Spetzler                       Director                                    January 30, 2002
----------------------------
Carl S. Spetzler

/s/ James R. Thompson                      Director                                    January 30, 2002
----------------------------
James R. Thompson

             Index to Exhibits to Registration Statement on Form S-8

Exhibit
Number   Description of Exhibit
------   ----------------------

 4.1 Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-9019) on July 26, 1996, is incorporated herein by reference.

 4.2 Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company's Registration Statement on Form S-3 (the "S-3") (Registration No. 333-40489) on November 18, 1997, is incorporated herein by reference.

 4.3 Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, is incorporated herein by reference.

 4.4 Bylaws of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, are incorporated herein by reference.

 4.5 Rights Agreement dated as of December 15, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to the Company's Current Report on Form 8-K dated December 15, 1999, is incorporated herein by reference.

 4.6*    Navigant Consulting, Inc. 2001 Supplemental Equity Incentive Plan.

23.1*    Consent of KPMG LLP Independent Accountants.

24.1* Power of Attorney (included in this Registration Statement under "signatures").

____________________

*        Filed herewith.